UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2020, Sugarmade, Inc. (the “Company”) and LMK Capital LLC (“LMK”) entered into a Residential Lease  (the “Lease”) pursuant to which LMK agreed to lease to the Company five acres located in Northern California and owned by LMK (the “Property”). Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is majority owner of LMK.

The term of the Lease begins on October 1, 2020 and ends on September 30, 2023; provided, however, that at the end of the term, the Lease will continue on a month-to-month basis. in the Pursuant to the terms of the Lease, the Company will pay rent in the amount of $20,000 per month. The Lease also provides that the Company will pay a $250,000 security deposit to LMK. Pursuant to the terms of the Lease, the monthly rent will increase to $0.50 per sq. ft. on cultivation area upon approval of certificate of occupancy with a 3% increase each subsequent year.

The Company intends to operate a regulated and licensed cannabis cultivation business on the Property.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Residential Lease dated September 28, 2020, between the registrant and LMK Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: September 29, 2020	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer